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Exhibit 99.2

Preliminary First Quarter Results and
Acquisition of Dynamit Nobel

May 2004

Forward Looking Statements

  •
  This conference call may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Specialties Group, Inc. and its subsidiaries ("Rockwood"). Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. "Forward-looking statements" consist of all non-historical information, including the statements referring to the prospects and future performance of Rockwood or the four businesses of Dynamit Nobel that Rockwood has agreed to acquire. Actual results could differ materially from those projected in Rockwood's forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the "Risk Factors"described in our 2003 Form 10-K on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Where to Find Materials/Archives

  •
  A replay of the conference call will be available through May 30, 2004 at (800) 475-6701 in the U.S., access code: 730447, and internationally at (320) 365-3844, access code: 730447. The webcast and the materials will also be archived on our website at www.rocksp.com or www.rockwoodspecialties.com and are accessible by clicking on "News."

Rockwood Preliminary First Quarter Results

Rockwood Recent Performance—Preliminary First Quarter Results

  •
  Strong Revenue and Adjusted EBITDA growth estimated for the First Quarter:

  •
  Across all segments of the portfolio

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  Revenue increase of 26.1% versus previous year period

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  Adjusted EBITDA increase of 45.2% versus previous year period

  •
  Adjusted EBITDA margin improved by 240 bp versus previous year period

	Revenue			Adj. EBITDA(a)
($M)
	Q1 2003	Q1 2004	Growth %	Q1 2003	Q1 2004	Growth %
Perf. Additives	$100.8	$139.0	37.9%	$19.6	$32.0	63.3%
Spec. Compounds	44.0	47.9	8.8%	6.0	6.8	12.5%
Electronics	35.4	40.4	14.2%	6.2	6.6	7.2%
Corporate				(3.4)	(4.4)

Total Rockwood	$180.2	$227.3	26.1%	$28.3	$41.1	45.2%

(a)
A reconciliation of net income to Adjusted EBITDA is provided on page 6.

Rockwood Q1 Reconciliation of Net Income to Adjusted EBITDA

	Performance Additives	Specialty Compounds	Electronics	Corporate and Eliminations	Consolidated
Rockwood Three months ended March 31, 2004
Net income (loss)	$10,351	$3,734	$671	$256	$15,012
Income tax (benefit) provision	8,429	1,725	1,220	(3,566)	7,808
Interest expense, net	7,560	(59)	1,518	7,627	16,646
Depreciation and amortization	7,108	1,376	5,050	253	13,787
Systems/organization establishment expenses	—	—	—	84	84
Foreign exchange loss (gain)	(1,394)	—	(1,819)	(9,044)	(12,257)

Total Adjusted EBITDA	$32,054	$6,776	$6,640	$(4,390)	$41,080

Rockwood Three months ended March 31, 2003
Net income (loss)	$4,043	$3,470	$159	$(20,947)	$(13,275)
Income tax (benefit) provision	1,733	1,487	68	(8,978)	(5,690)
Interest expense, net	7,220	(73)	1,626	12,000	20,773
Depreciation and amortization	6,223	1,220	4,099	520	12,062
Restructuring and related charges	180	16	99	—	295
Systems/organization establishment expenses	—	—	—	372	372
Acquisition and disposal costs	—	—	35	54	89
Inventory write-up reversal	143	—	—	—	143
Foreign exchange loss (gain)	8	(97)	109	13,552	13,572

Total Adjusted EBITDA	$19,550	$6,023	$6,195	$(3,427)	$28,341

Rockwood Net Debt

($M)	Year Ended 12/31/2003	Leverage		LTM 3/31/2004	Leverage
Adjusted EBITDA(a)	$149.5	(0.29x	)	$162.2	(0.20x	)
Cash	$(42.7)			$(32.3)
Revolver	$0.0			$0.0
Term Loans	$458.0	3.06	x	$449.2	2.77	x

Net Sr. Debt	$415.3	2.78	x	$416.9	2.57	x
Sr. Subordinated Notes	$375.0	2.51	x	$375.0	2.31	x

Net Debt	$790.3	5.29	x	$791.9	4.88	x

(a)
A reconciliation of net income to Adjusted EBITDA is provided on page 8.

Rockwood Consolidated Reconciliation of Net Income to Adjusted
EBITDA for 2003 and LTM March 2004

	Twelve months ended
	December 31, 2003	March 31, 2004
Net income (loss)	$(71,994)	$(43,707)
Income tax (benefit) provision	(9,498)	4,000
Interest expense, net	85,824	81,697
Depreciation and amortization	52,385	54,110
Goodwill Impairment charge	35,051	35,051
Restructuring and related charges	1,850	1,555
Inventory write-up reversal	143	—
Systems/organization establishment expenses	1,616	1,328
Acquisition and disposal costs	1,890	1,801
Business interruption costs and insurance recovery	(4,532)	(4,532)
Refinancing expenses	38,293	38,293
Foreign exchange loss (gain)	18,475	(7,354)

Total Adjusted EBITDA	$149,503	$162,242

Dynamit Nobel Acquisition

Transaction Overview

  •
  Rockwood Specialties Group, Inc. has agreed to acquire Dynamit Nobel with its four businesses other than the Plastics Division. In combination with Rockwood's existing portfolio, this will create a global leader in the specialty chemicals industry.

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  DynamitNobel (DN) is headquartered in Troisdorf, Germany with operations across Europe, U.S. and Asia.

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  The four businesses being acquired had in 2003 total revenue of approximately $1.7 billion and Adjusted EBITDA of approximately $321 million (unaudited figures; assuming an exchange rate of $1.19/ €1.). Unaudited net income in 2003 was approximately €115 million.

  •
  When combined with Rockwood, total pro forma revenue and pro forma Adjusted EBITDA in 2003 is estimated to be approximately $2.5 billion and $470 million, respectively, excluding synergies. Pro forma 2003 net income is estimated to be approximately $65 million.

  •
  Rockwood is supported in this transaction by its existing majority shareholder, Kohlberg Kravis Roberts & Co. (KKR), and by DLJ Merchant Banking, the global private equity arm of Credit Suisse First Boston. They will make a significant new equity investment of approximately $475 million, the majority of which will come from KKR.

Investment Thesis

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  The DynamitNobel business is a high quality specialty chemicals portfolio with strong market positions.

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  Combination with Rockwood creates synergies, enhances geographic and end market diversity and adds scale and management talent.

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  Creates global, large-scale and high quality specialty chemicals group with strong niche businesses.

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  Both companies mainly active in inorganic chemicals (as opposed to cyclical petrochemicals).

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  Very similar financial attributes with strong margin businesses.

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  Rockwood management's proven track record of focusing on organic growth, innovation, productivity, and cash management will position Rockwood to unlock significant value in DynamitNobel

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  Diversity of end markets and geographies (particularly when combined with Rockwood) and limited customer and raw material exposure create meaningful downside protection.

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  Combined company will be well positioned to access the public equity markets over time given its large scale and global reach.

Overall, we believe DynamitNobel is a highly attractive addition to our portfolio

Dynamit Nobel Business Overview

BUSINESS and 2003 SALES (€ M)	PRODUCT LINE	PRODUCTS	MARKETS	END USES	KEY GROWTH DRIVERS
SPECIALTY CHEMICALS €586	Lithium	-->Lithium salts, lithium metal, butyl-lithium and downstream derivatives	-->Life sciences, elastomers, electronics, general industrial	-->Initiators for pharmaceutical synthesis & polymers; input for greases & glass manufacture; component for mobile batteries	GDP Pharma market growth Innovations
	Surface Treatment	-->Pre-treatment of metal surfaces	-->Automotive, aerospace, general industrial	-->Car body pre-treatment and metal cleaning products	Ind'l Production Automotive/Aerospace cycles
	Fine Chemicals	-->Specialty metal and metal sulphides	-->Automotive suppliers, chemicals/plastics, life sciences	-->Friction stabilizers for auto brake pads; niche medical and technology applications	Synthetic sulfide substitution; niche applications for cesium and special metals
CERAMICS €251		-->Components for hip and knee joints, cutting tools, bushings, pump components	-->Medical, electronic, cutting tools, mechanical, mechanical systems	-->Hip/knee replacement surgery, ceramic tapes, cutting tools, anti-knock car sensors	Aging population Telecom cycle GDP Auto demand
DYNAMIC SYNTHESIS €247		-->Custom manufacturing using Azide chemical synthesis, chiral separation, TMC (metal catalysis)	-->Pharmaceuticals, AgChem, Flavours & Fragrance	-->Intermediates for pharmaceutical compounds	Development of new APIs Level of pharma out-sourcing
PIGMENTS €339	Titanium Dioxide	-->Anatase & Rutile titanium dioxide	-->Synthetic fibre manufacturing, paper, cosmetics, food	-->Paper, clothing, coatings	Synthetic Fibre substitution GDP
	Functional Additives and Water Treatment	-->Barium/Zinc Compounds -->Inorganic flocculants	-->Plastics, coating and pharmaceuticals -->Paper and water treatment	-->Input for fibre-reinforced plastics and pharma grade specialties -->Poly-aluminium chloride water treatment	GDP

Note:  Excludes certain non-core subsidiaries.

Good Fit Between Rockwood and DynamitNobel

Dynamit Nobel + Rockwood
Sales: $2,473m

Performance Additives Sales: $746m	Surface Treatment Sales: $503m	Electronic and Medical Materials Sales: $445m	Life Science and Fine Chemicals Sales: $615m	Specialty Plastics Sales: $182m
TiO2 and FAD(2)	Surface Treatment(2)	Ceramics(2)	Dynamic Synthesis(2)	Compounding(1)
Iron Oxide Pigments(1)	Timber(1)	Electronics(1)	Lithium(2)
Clay Based Additives(1)			Fine Chemicals(2)
Advantis(1)

Note:
Unaudited combined 2003 sales based on FX at 1.19 $/€
Individual unit sales include $18m of intercompany sales.

[1]
Existing Rockwood Business
[2]
Dynamit Nobel Business

Combination with Rockwood Creates Significant Incremental Value

  •
  Rockwood has achieved a successful transformation after the KKR acquisition of the Laporte assets.

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  We will pursue the same strategies for the DynamitNobel businesses:

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  Drive organic growth, customer service and innovation.

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  Reduce overhead costs, increase efficiencies and productivity.

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  Provide discipline in capital expenditures and working capital.

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  Combination also builds critical mass across the portfolio.

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  Combined portfolio has significant diversity by geography and end markets and continues to have limited exposure to cyclical raw materials.

Combined Sales by Geography

Combined Sales by End Market

Acquisition Financing—Overview

  •
  The cash enterprise value agreed is € 1,975 million, subject to adjustments based on the closing balance sheet.

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  Cash enterprise value equals the total enterprise value of € 2,250 million less the minimum deduction for pensions and other benefit obligations of € 275 million.

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  Refinance existing Rockwood Senior Bank Debt of approximately $417 million (net of available cash).

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  Contribution of approximately $475 million of new cash equity by KKR and DLJ Merchant Banking

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  Committed financing from CSFB, UBS and Goldman Sachs:

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  Combination of new senior credit facilities and subordinated bridge

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  Total pro forma leverage, including existing $375 million senior subordinated notes, estimated to be approximately 5.75x

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  New bridge loan with maturity 10 years from closing or 91 days prior to existing $375 million Senior Subordinated Notes due 2011 if the Senior Subordinated Notes have not then been refinanced

  •
  This new subordinated debt will be pari passu with existing notes

  •
  Final capital structure and new equity investment dependent on the USD/EUR FX rate at closing

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Preliminary First Quarter Results and Acquisition of Dynamit Nobel